Exhibit 99.14



     I, Sam N. Shahid, Jr., hereby consent to be named as a person to become a director of Abercrombie & Fitch Co. (the "Company"), in the Company's Registration Statement on Form S-4 (Reg. No. 333-46423) (including the amendments thereto) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                                  /s/ Sam N. Shahid, Jr.
                                                  --------------------------
                                                  Name: Sam N. Shahid, Jr.

Date: March 20, 1998